RINO International to Present at the Rodman & Renshaw
Annual Global Investment Conference in New York City on
November 12, 2008 at 10:45 a.m. EST
Thursday October 23, 8:00 am ET

DALIAN, China, Oct. 23 /Xinhua-PRNewswire-FirstCall/ -- RINO International Corp. (OTC Bulletin Board: RINO; together with its direct and indirect subsidiaries and contractually controlled affiliate, the "Company"), today announced that the Company will present at the Rodman & Renshaw Annual Global Investment Conference held at the New York Palace Hotel in New York City. The Company is scheduled to present at 10:45 a.m. (EST) on Wednesday, November 12, 2008.

The presentation will be held in the Henry Salon (5th Floor) and management of the Company will participate in one-on-one meetings with conference attendees on November 11th and 12th. Management of the Company will discuss the Company's products, its customer base, the competitive landscape, environmental regulations which are driving adoption of the Company's products, recent financial results of the Company, and the Company's long term growth strategy.

Registration is mandatory. For more information on the conference contact your Rodman & Renshaw representative or visit http://www.rodm.com.

About RINO International Corporation

RINO International, through its direct and indirect subsidiaries, including Innomind Group Limited and Dalian Innomind Environment Engineering Co., Ltd., and a contractually controlled affiliate, Dalian RINO Environmental Engineering Science and Technology Co., Ltd., a PRC company, is a leading provider of environmental protection equipment for the iron and steel industry in China. Specifically, RINO designs, manufactures, installs and services proprietary and patented wastewater treatment, flue gas desulphurization equipment, and high temperature anti-oxidation systems, which are all designed to reduce either industrial pollution and/or improve energy utilization. RINO's manufacturing facility maintains the ISO 9001 Quality Management System and ISO 14001 Environment Management System certifications, in addition to receiving numerous government and industry awards.

Cautionary Statement Regarding Forward-Looking Information

This upcoming conference call may contain forward-looking information about the Company. Forward-looking statements are statements that are not facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and statements which may include discussions of strategy, and statements about industry trends future performance, operations and products of each of the entities referred to above. Actual performance results may vary significantly from expectations and projections as a result of various factors, including without limitation and the risks set forth "Risk Factors" contained in the Company's Registration Statement on Form S-1 and the amendments thereto filed with the Securities and Exchange Commission.

For more information, please contact:

Matt Hayden
HC International, Inc.
Tel: +1-561-245-5155
Email: matt.hayden@hcinternational.net